ROMA FEDERAL SAVINGS BANK
               FORM OF PHANTOM STOCK APPRECIATION RIGHTS AGREEMENT
                     MULTIPLE ALLOCATION ANNUAL PAY SCENARIO

     THIS AGREEMENT is made this __th day of ________, 2002, by and between ROMA FEDERAL SAVINGS BANK, a nationally-chartered savings association, located in Trenton, New Jersey (the "Bank"), and (_____________) (the "Executive").


                                  INTRODUCTION

     To encourage the Executive to remain employed with the Bank and to provide the Executive with an incentive benefit, the Bank is willing to provide an opportunity to the Executive to share in the appreciation of Phantom Stock of the Bank. According to the terms of this Agreement, the Bank will provide one or more Phantom Stock Allocations to a Phantom Stock Appreciation Rights ("Phantom SAR's") Account, and determine the appreciation on the Phantom Stock Allocation(s) on an annual basis through December 31st, 2012. Upon the occurrence of various triggering events, the Bank will pay the value of the Phantom SAR's Account in cash from its general assets.


                                    AGREEMENT

     The Executive and the Bank agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

     1.1 "Account Balance" means the undistributed value of the Executive's Phantom SAR's Account at any given point in time.

     1.2 "Capital Account" means the net value of the Bank's retained earnings determined from the consolidated financial statements according to Generally Accepted Accounting Principles ("GAAP"), excluding any market value adjustments determined under Statement of Financial Accounting Standards Number 115.

     1.3 "Change in Control" means any of the following:

          (A) any person (as such term is used in Sections 13d and 14d-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Bank, a subsidiary of the Bank, an employee benefit plan (or related trust) of the Bank or a direct or indirect subsidiary of the Bank, or affiliates of the Bank (as defined in Rule 12b-2 under the Exchange
     Act), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing more than 50% of the combined voting power of the Bank's then outstanding securities (other than a person owning 10% or more of the voting power of stock on the date hereof); or

          (B) the liquidation or dissolution of the Bank or the occurrence of, or execution of an agreement providing for a sale of all or substantially all of the assets of the Bank to an entity which is not a direct or indirect subsidiary of the Bank; or

          (C) the occurrence of, or execution of an agreement providing for a reorganization, merger, consolidation or other similar transaction or connected series of transactions of the Bank as a result of which either
     (a) the Bank does not survive or (b) pursuant to which shares of the Bank common stock ("Common Stock") would be converted into cash, securities or other property, unless, in case of either (a) or (b), the holders of the Bank Common Stock immediately prior to such transaction will, following the consummation of the transaction, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company surviving, continuing or resulting from such transaction; or

          (D) the occurrence of, or execution of an agreement providing for a reorganization, merger, consolidation or similar transaction of the Bank, or before any connected series of such transactions, if upon consummation of such transaction or transactions, the persons who are members of the Board of Directors of the Bank immediately before such transaction or transactions cease or, in the case of the execution of an agreement for such transaction or transactions, it is contemplated in such agreement that upon consummation such persons would cease to constitute a majority of the Board of Directors of the Bank or, in the case where the Bank does not survive in such transaction, of the company surviving, continuing or resulting from such transaction or transactions; or

          (E) any other event which is at any time designated as a "Change in Control" for purposes of this Agreement by a resolution adopted by the Board of Directors of the Bank with the affirmative vote of a majority of the non-employee directors in office at the time the resolution is adopted; in the event any such resolution is adopted, the Change in Control event specified thereby shall be deemed incorporated herein by reference and thereafter may not be amended, modified or revoked without the written agreement of the Executive.

          (F) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period, provided however this provision shall not apply in the event two-thirds of the Board of Directors at the beginning of a period no longer are directors due to death, normal retirement, or other circumstances not related to a Change in Control.

     Notwithstanding anything else to the contrary set forth in this Agreement, if (i) an agreement is executed by the Bank providing for any of the transactions or events constituting a Change in Control as defined herein, and the agreement subsequently expires or is terminated without the transaction or event being consummated, and (ii) Executive's employment did not terminate during the period after the agreement and prior to such expiration or termination, for purposes of this Agreement it shall be as though such agreement was never executed and no Change in Control event shall be deemed to have occurred as a result of the execution of such agreement.

     1.4 "Code" means the Internal Revenue Code of 1986, as amended.

     1.5 "Current Price Per Share" means the Capital Account divided by 11,400,000 total outstanding Phantom Stock shares at the end of each Plan Year. If there are Extraordinary Items as defined in Section 3.1.3, the total outstanding Phantom SAR shares shall be adjusted accordingly.

     1.6 "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive that is paid by the Bank, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Bank of the carrier's or Social Security Administration's determination upon the request of the Bank.

     1.7 "Early Termination" means that the Executive, prior to January 1st, 2013 or the date the Executive reaches age 65 (the "Normal Benefit Date"), has terminated employment with the Bank for reasons other than Termination for Cause (see Section 7.2), Disability, death or following a Change in Control.

     1.8 "Effective Date" means the effective date of this Agreement, November 1st, 2002.

     1.9 "Normal Benefit Date" means the earlier of (1) the close of business December 31st, 2012 or (2) the Executive's Termination of Employment on or after age 65.

     1.10 "Phantom Stock" means the hypothetical number of shares of the Bank's common stock that would be issued at an initial price of $10.00 per share. The Phantom Stock is used solely as a measurement tool; no Bank stock will be purchased, sold, registered, or issued in connection with this Agreement. The

Executive  will only be  entitled  to cash,  and not stock in lieu of cash.  The
Executive will not receive any stock or stock rights by virtue of this Agreement.

     1.11 "Plan Year" means the calendar year. However, the initial Plan Year shall commence November 1st, 2002 and end December 31st, 2003.

     1.12 "Termination of Employment" means the Executive ceases to be employed by the Bank or any of its subsidiaries for any reason other than an approved leave of absence.

                                    ARTICLE 2
                            PHANTOM SAR'S ALLOCATION

     The Executive's Phantom Stock Appreciation Rights Account ("Phantom SAR's Account") shall be established with an allocation of (Initial_Sh) shares of Phantom Stock as of the Effective Date of this Agreement (the "Phantom Stock Allocation") at a price of $10.00 per share. In addition, the Executive may be allocated additional shares of Phantom Stock at the discretion of the Board based on the Executive's performance. The awarding of additional shares is at the sole and absolute discretion of the Board of Directors whose determination shall be final.

                                    ARTICLE 3
                              PHANTOM SAR'S ACCOUNT

     3.1 Establishing and Crediting. The Bank shall establish a Phantom SAR's Account on its books for the Executive. The value of the Phantom SAR's Account is determined as follows:

          3.1.1 Valuation for Plan Years 1 Through 10. On the last day of each Plan Year 1 through 10, the value of the Phantom SAR's Account is determined by multiplying the Phantom SAR's Allocation by the difference between the Total Phantom Stock Value and the Total Phantom Stock Basis, as defined below.

               (a) "Total Phantom Stock Value" is the Executive's total number of shares of Phantom Stock multiplied by the Current Price Per Share;

               (b) "Total Phantom Stock Basis" is the sum of the shares issued at each award date multiplied by the Current Price Per Share at the most recently completed Plan Year prior to the date of issue.

     An example of the calculation of a Phantom SAR's Account Balance is as follows:
      -----------------------------------------------------------------------
                 ASSUMPTIONS                                     RESULTS
      -----------------------------------------------------------------------
     (A) Initial Phantom SAR's Allocation                         1,000
      -----------------------------------------------------------------------
     (B) Initial Price Per Share                                  $10.00
      -----------------------------------------------------------------------
     (C) Capital Account at the Measurement Date               $124,000,000
      -----------------------------------------------------------------------
     (D) Total Outstanding Phantom Shares                        11,400,000
      -----------------------------------------------------------------------

      -----------------------------------------------------------------------
     (E) Current Price Per Share                                  $10.88
      -----------------------------------------------------------------------
     (F) Phantom Price Appreciation = (E) minus (B)               $0.88
      -----------------------------------------------------------------------
     (G) Phantom SAR's Account Value = (A) times (F)              $880
      -----------------------------------------------------------------------

          3.1.2 Interest on Phantom SAR's Account Balance. Unless otherwise specified in this Agreement, no interest shall be credited to the Phantom SAR's Account during Plan Years 1 through 10.

          3.1.3 Extraordinary Items. In the event of the Bank's merger with a mutual institution, conversion to a stock company or other material change in the Bank's total capitalization that occurs after the establishment by the Bank of the Executive's Phantom SAR's Account, the number of outstanding Phantom SAR shares subject to this Agreement shall be adjusted accordingly.

     3.2 Statement of Accounts. The Bank shall provide to the Executive, within 90 days following the end of each Plan Year this Agreement is in effect, a statement setting forth the Phantom SAR's Account Balance, stating the number of Phantom Stock shares and detailing the calculation of the value of the Executive's Phantom SAR Account.

     3.3 Accounting Device Only. The Phantom SAR's Account is solely a device for measuring amounts to be paid under this Agreement. The Phantom SAR's Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere Bank promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                    ARTICLE 4
                                BENEFIT PAYMENTS

     4.1 Benefit at Normal Benefit Date. If the Executive reaches the Normal Benefit Date while in continuous employment with the Bank, the Bank shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement. However, if there has been a Change in Control prior to the Normal Benefit Date, the Executive's benefits shall be determined pursuant to Section 4.3.

          4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the value of the Phantom SAR's Account at the Normal Benefit Date.

          4.1.2 Payment of Benefit. The benefit will be in the form elected by the Executive in Exhibit 1.

     4.2 Early Termination Benefit. Upon Early Termination, the Bank shall pay to the Executive the benefit described in this Section 4.2 in lieu of any other benefit under this Agreement.

              4.2.1 Amount of Benefit. The benefit amount under this Section 4.2 is the value of the Phantom SAR's Account for the Plan Year ended immediately prior to the Executive's Termination of Employment, multiplied by the Vesting Percentage pursuant to the following vesting schedule:


            PLAN YEARS COMPLETED                           VESTING PERCENTAGE
            -----------------------------------------------------------------
                Less than 1                                        0%
            -----------------------------------------------------------------
                     1                                             10%
            -----------------------------------------------------------------
                     2                                             20%
            -----------------------------------------------------------------
                     3                                             30%
            -----------------------------------------------------------------
                     4                                             40%
            -----------------------------------------------------------------
                     5                                             50%
            -----------------------------------------------------------------
                     6                                             60%
            -----------------------------------------------------------------
                     7                                             70%
            -----------------------------------------------------------------
                     8                                             80%
            -----------------------------------------------------------------
                     9                                             90%
            -----------------------------------------------------------------
                     10                                           100%
            -----------------------------------------------------------------

               4.2.2  Full  Vesting  at  Age  65.  Notwithstanding  the  vesting schedule in Section 4.2.1, the Executive will become 100 percent at age 65 if the Executive reaches age 65 prior to Plan Year 10, provided the Executive remains in continuous employment with the Bank until age 65.

               4.2.3 Payment of Benefit. Upon Early Termination, the Bank shall pay the benefit to the Executive in a lump sum within 90 days after the earlier of: (1) the end of Plan Year 10 or (2) the date the Executive reaches age 65. No additional earnings shall be credited to the Account after Termination of Employment.

     4.3 Change in Control Benefit. If the Executive is employed by the Bank at the date a Change in Control occurs, the Bank shall pay to the Executive one of the benefits described in this Section 4.3 in lieu of any other benefit under this Agreement.

               4.3.1  Amount of Benefit.  The benefit  amount under this Section
          4.3.1 is the greater of: (a) the value of the Executive's Phantom SAR's Account determined in accordance with Section 3.1; or (b) the Executive's Phantom SAR's Allocation multiplied by the difference between the actual price per share and the Initial Price Per Share. The measurement date shall be the earlier of: (a) the Executive's Termination of Employment or (b) the Executive's Normal Benefit Date. The Executive shall be considered to be 100 percent vested even if the Executive has not completed 10 Plan Years.

               4.3.2 Payment of Benefit. The Bank shall pay the benefit as described in Exhibit 1, commencing within 90 days of the earlier of:
          (a) the Executive's  Termination of Employment or (b) the  Executive's

          Normal Benefit Date.  The benefit shall be paid in the form elected in
          Exhibit 1.

     4.4 Disability Benefit. Upon Termination of Employment due to Disability prior to the Normal Benefit Date, the Bank shall pay to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

               4.4.1  Amount of Benefit.  The benefit  amount under this Section
          4.4 is the value of the Phantom SAR's Account for the Plan Year ended immediately prior to termination. The Executive shall be considered to be 100 percent vested even if the Executive has not completed 10 Plan Years at the date of termination due to Disability.

               4.4.2 Payment of Benefit. The Bank shall pay the benefit to the Executive as specified in Exhibit 1, commencing within 90 days of the date of termination due to Disability.

                                    ARTICLE 5
                                 DEATH BENEFITS

     5.1 Death During Active Service. If the Executive dies while in the active service of the Bank, the Bank shall pay to the Executive's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

               5.1.1 Amount of Benefit. The benefit in this Section 5.1 is the greater of: (a) the value of the Phantom SAR's Account for the Plan Year ended immediately prior to the Executive's death; or (b) $(Payout Bal).

               5.1.2 Payment of Benefit. The Bank shall pay the benefit to the Executive's designated beneficiary as elected in Exhibit 1, commencing within 90 days of the Executive's death.

     5.2 Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

     5.3 Death After Termination of Employment But Before Payment of Benefit Commences. If the Executive is entitled to a benefit under this Agreement, but dies prior to the payment of said benefit, the Bank shall pay the same benefit payment to the Executive's beneficiary that the Executive was entitled to prior to death except that the benefit payment shall be paid in a lump sum within 90 days of the Executive's death.

                                    ARTICLE 6
                                  BENEFICIARIES

     6.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

     6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    ARTICLE 7
                               GENERAL LIMITATIONS

     7.1 Excess Parachute or Golden Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement to the extent the benefit would be an excess parachute payment under Section 280G of the Code or would be a prohibited golden parachute payment pursuant to 12 C.F.R. ss.359.2 and for which the appropriate federal banking agency has not given written consent to pay pursuant to 12 C.F.R. ss.359.4.

     7.2 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if the Bank terminates the Executive's employment for:

     (a) Gross negligence or gross neglect of duties;

          (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

          (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Executive's employment and resulting in an adverse effect on the Bank.

     7.3 Removal. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

     7.4 Competition after Termination of Employment. The Executive shall forfeit his right to any further benefits if the Executive, without the prior written consent of the Bank, violates any one of the following described restrictive covenants.

          7.4.1 Non-compete Provision. The Executive shall not, for the term of this Agreement and until all benefits have been distributed, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of three percent (3%) or less in the stock of a publicly traded company):

               (i) become employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any bank, savings and loan or other similar financial institution if the Executive's responsibilities will include providing banking or other financial services within the twenty-five (25) miles of any office maintained by the Bank as of the date of the termination of the Executive's employment; or

               (ii) participate in any way in hiring or otherwise  engaging,  or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Bank as of the date of termination of the Executive's employment; or

               (iii) assist, advise, or serve in any capacity, representative or otherwise, any third party in any action against the Bank or transaction involving the Bank; or

               (iv) sell,  offer to sell,  provide  banking  or other  financial services, assist any other person in selling or providing banking or other financial services, or solicit or otherwise compete for, either directly or indirectly, any orders, contract, or accounts for services of a kind or nature like or substantially similar to the financial services performed or financial products sold by the Bank (the preceding hereinafter referred to as "Services"), to or from any person or entity from whom the Executive or the Bank, to the knowledge of the Executive provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three
                    (3) year period immediately prior to the termination of the Executive's employment; or

               (v) divulge, disclose, or communicate to others in any manner whatsoever, any confidential information of the Bank, to the knowledge of the Executive , including, but not limited to, the names and addresses of customers or prospective customers, of the Bank, as they may have existed from time to time, of work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Bank, earnings or other information concerning the Bank. The restrictions contained in this subparagraph (v) apply to all information regarding the Bank, regardless of the source who provided or compiled such information. Notwithstanding anything to the contrary, all information referred to herein shall not be disclosed unless and until it becomes known to the general public from sources other than the Executive.


               7.4.2 Judicial Remedies. In the event of a breach or threatened breach by the Executive of any provision of these restrictions, the Executive recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Bank, and further recognizes that in such event monetary damages may be inadequate to fully protect the Bank. Accordingly, in the event of a breach or threatened breach of this Agreement, the Executive consents to the Bank's entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Bank's rights hereunder and preventing the Executive from further breaching any of his obligations set forth herein. The Executive expressly waives any requirement, based on any statute, rule of procedure, or other source, that the Bank post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting the Bank from pursuing any other remedies available to the Bank at law or in equity for such breach or threatened breach, including the recovery of damages from the Executive. The Executive expressly acknowledges and agrees that:
          (i) the restrictions set forth in Section 7.4.1 hereof are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) the protections afforded the Bank in Section 7.4.1 hereof are necessary to protect its legitimate business interest, (iii) the restrictions set forth in Section 7.4.1 hereof will not be materially adverse to the Executive's employment with the Bank, and (iv) his agreement to observe such restrictions forms a material part of the consideration for this Agreement.

               7.4.3 Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.

               7.4.4 Change in Control.  The non-compete  provision  detailed in
          Section 7.4.1 hereof shall not be enforceable following a Change in Control.

     7.5 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Bank.

                                    ARTICLE 8
                          CLAIMS AND REVIEW PROCEDURES

     8.1 Claims Procedure. An Executive or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

          8.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

          8.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

          8.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               8.1.3.1 The specific reasons for the denial,

               8.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

               8.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

               8.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

               8.1.3.5 A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

     8.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

          8.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

          8.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

          8.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

          8.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

          8.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               8.2.5.1 The specific reasons for the denial,

               8.2.5.2 A reference to the specific provisions of the Plan on which the denial is based,

               8.2.5.3 A statement that the claimant is entitled to receive receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

               8.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 9
                           AMENDMENTS AND TERMINATION

       This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

     10.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     10.4 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor company.

     10.5 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     10.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of New Jersey, except to the extent preempted by the laws of the United States of America.

     10.7 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

     10.8 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

     10.9 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

          (a) Interpreting the provisions of the Agreement;

          (b) Establishing and revising the method of accounting for the Agreement;

          (c) Maintaining a record of benefit payments; and

          (d)  Establishing   rules  and  prescribing  any  forms  necessary  or
     desirable to administer the Agreement.

     10.10 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.


     IN WITNESS WHEREOF, the Executive and the Bank have signed this Agreement.

EXECUTIVE                                  ROMA FEDERAL SAVINGS BANK


____________________________               By  _________________________________
Executive
                                           Title  ______________________________

Date:    ______________________            Date:   _____________________________

                                    EXHIBIT 1
                                    ---------

                            FORM OF BENEFIT ELECTION

                            ROMA FEDERAL SAVINGS BANK
                   PHANTOM STOCK APPRECIATION RIGHTS AGREEMENT

       I elect to receive benefits under the Agreement in the following form (initial appropriate box):


4.1.2     NORMAL BENEFIT
          --------------

___ The Bank shall pay the benefit to the Executive in 24 equal monthly installments commencing within 90 days following the Executive's Normal Benefit Date. The Bank shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Bank shall pay the benefit to the Executive in 60 equal monthly installments commencing within 90 days following the Executive's Normal Benefit Date. The Bank shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Bank shall pay the benefit to the Executive in 120 equal monthly installments commencing within 90 days following the Executive's Normal Benefit Date. The Bank shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.


4.3.2     CHANGE IN CONTROL BENEFIT
          -------------------------

___ The Bank shall pay the benefit to the Executive in a LUMP SUM within 90 days of the earlier of: (a) the Executive's Termination of Employment or
       (b) the Executive's Normal Benefit Date.

___ The Bank shall pay the benefit to the Executive in 24 equal monthly installments commencing within 90 of the earlier of: (a) the Executive's Termination of Employment or (b) the Executive's Normal Benefit Date. The Bank shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Bank shall pay the benefit to the Executive in 60 equal monthly installments commencing within 90 days of the earlier of: (a) the Executive's Termination of Employment or (b) the Executive's Normal Benefit Date. The Bank shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Bank shall pay the benefit to the Executive in 120 equal monthly installments commencing within 90 days of the earlier of: (a) the Executive's Termination of Employment or (b) the Executive's Normal Benefit Date. The Bank shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

4.4.2     DISABILITY BENEFIT
          ------------------

___ The Bank shall pay the benefit to the Executive in 24 equal monthly installments commencing within 90 of the date of the Executive's termination due to Disability. The Bank shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Bank shall pay the benefit to the Executive in 60 equal monthly installments commencing within 90 days of the date of the Executive's termination due to Disability. The Bank shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Bank shall pay the benefit to the Executive in 120 equal monthly installments commencing within 90 days of the date of the Executive's termination due to Disability. The Bank shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

5.1.2     DEATH DURING ACTIVE SERVICE
          ---------------------------

___ The Bank shall pay the benefit to the Executive's designated beneficiary in a LUMP SUM commencing within 90 days of the date of the Executive's death.

___ The Bank shall pay the benefit to the Executive's designated beneficiary in 24 equal monthly installments commencing within 90 of the date of the Executive's death. The Bank shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Bank shall pay the benefit to the Executive's designated beneficiary in 60 equal monthly installments commencing within 90 days of the date of the Executive's death. The Bank shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Bank shall pay the benefit to the Executive's designated beneficiary in 120 equal monthly installments commencing within 90 days of the date of the Executive's death. The Bank shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

SIGNATURE   __________________________

DATE   _______________________________


Received by the Bank this ________ day of ___________________, 200_.


By  _________________________________

Title  ______________________________

                             BENEFICIARY DESIGNATION

                            ROMA FEDERAL SAVINGS BANK
                   PHANTOM STOCK APPRECIATION RIGHTS AGREEMENT

                               (FNAME) (LNAME)

I designate  the  following  as  beneficiary  of any death  benefits  under this
Agreement:

Primary:  ______________________________________________________________________

________________________________________________________________________________

Contingent:  ___________________________________________________________________

________________________________________________________________________________

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.
        -----

I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature  ______________________________

Date   __________________________________



Accepted by the Bank this ______ day of _________________, 200_.


By  ____________________________________

Title  _________________________________